                                                                    EXHIBIT 99.1
                            [BlackRock letterhead]

CONTACT:

Paul L. Audet:   (212) 409-3555
                 invrel@blackrock.com
                 --------------------

BlackRock, Inc. Reports Record Net Income for the Fourth Quarter and Full Year 2000 of $24.5 million and $87.4 million with Record Assets Under Management at December 31, 2000 of $203.8 billion. Diluted Earnings per Share for the Fourth Quarter and Full Year was $.38 and $1.35, Respectively.

New York, New York--January 16, 2001, BlackRock, Inc. (NYSE:BLK) today reported record net income for the fourth quarter ended December 31, 2000 of $24.5 million, a 43% increase compared with $17.2 million earned in the fourth quarter of 1999 and an 8% increase compared with $22.8 million earned in the third quarter of 2000. Diluted earnings per share for the fourth quarter was $0.38, a 41% increase compared with $0.27 for the fourth quarter of 1999. Operating income of $39.7 million increased $10.0 million or 34% and $2.7 million or 7% compared with $29.7 million and $36.9 million earned in the fourth quarter of 1999 and the third quarter of 2000, respectively (See Table 1).

Net income for the year ended December 31, 2000 was $87.4 million, a 47% increase compared with $59.4 million earned in 1999. Diluted earnings per share for the year ended December 31, 2000 was $1.35, a 36% increase compared with $0.99 (pro-forma) for the year ended December 31, 1999. Operating income for the year ended December 31, 2000 was $143.0 million, a $32.1 million or 29% increase compared with $110.9 million earned in 1999.

"This was a year of great achievement for BlackRock as we finished 2000 with strong performances in both earnings and assets under management despite one of the more challenging market environments to face our industry in over a decade," commented Laurence D. Fink, Chairman and CEO. "I am particularly proud of our investment returns for fixed income and in the overall performance of the European Equity team. While the financial markets continue to experience significant volatility, BlackRock's institutional business growth and asset mix represent a solid foundation upon which to expand earnings in 2001."


Fourth Quarter and Full Year Highlights
---------------------------------------

* Assets under management rose to $203.8 billion, an increase of 24% from the $164.5 billion reported at December 31, 1999 and 7% above the September 30, 2000 total of $190.8 billion.

     * Net asset growth excluding market changes for the fourth quarter and full year of 2000 was $11.8 billion and $33.0 billion, respectively versus $14.8 billion and $32.7 billion for the comparable periods in 1999. Net asset growth for 2000 represented 84% of the increase in assets under management since December 31, 1999.

     * Diluted cash earnings per share for the fourth quarter and full year 2000 were $.42 and $1.51, respectively, versus $.31 and $1.14 (pro-forma) for the comparable periods in 1999.

     * BlackRock's operating margin for the fourth quarter was 35.9% compared with 36.1% for the fourth quarter of 1999.

     * Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter and full year 2000 was $47.7 million and $170.8 million, respectively, versus $35.3 million and $132.5 million for the comparable periods in 1999.

Total revenue for the quarter ended December 31, 2000 increased $27.8 million or 28% to $128.5 million compared with the fourth quarter of 1999 primarily due to a 52% increase in separate account revenue. The substantial increase in separate account revenue resulted from increases in fixed income and equity assets of $31.8 billion and $5.6 billion, respectively, as well as higher performance fees on the Company's alternative products. Alternative product performance fee revenue for the second half of 2000 was approximately $20 million above expected levels assuming targeted investment performance, with compensation and benefit accruals higher by approximately $17 million. Total revenue for the year ended December 31, 2000 was $476.9 million, a $95.9 million or 25% increase compared to the year ended December 31, 1999. The year-to-year increase was attributable to a $69.5 million or 45% increase in separate account revenue, a $14.5 million or 7% increase in mutual fund revenue and a $4.8 million or 25% increase in other income largely due to increased sales of risk management and technology products.

Compared with the third quarter of 2000, revenue increased $.8 million or 1% in the fourth quarter of 2000. Mutual fund revenue declined $1.6 million or 3% largely as a result of lower assets under management in the BlackRock Funds due to market depreciation of equities which was partially offset by strong asset growth in the Provident Institutional Funds. Separate account fees increased $2.5 million or 4% primarily due to higher levels of fixed income assets.


2001 Outlook
------------

At the present time, BlackRock expects that first quarter and full year 2001 earnings will be consistent with a range of $.37-$.39 per diluted share and $1.55-$1.65 per diluted share, respectively.

About BlackRock--BlackRock is one of the largest publicly traded investment management firms in the United States with $204 billion of assets under management as of December 31, 2000. BlackRock manages assets on behalf of more than 3,000 institutions and 160,000 individuals worldwide through a variety of equity, fixed income, liquidity and alternative investment separate accounts and mutual funds, including the Company's flagship fund families, BlackRock Funds and Provident Institutional Funds. In addition, the company provides risk management and technology services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Company's headquarters in New York City, as well as offices in Philadelphia, PA, Wilmington, DE, Edinburgh, Scotland and Tokyo, Japan. BlackRock is a member of The PNC Financial Services Group, Inc. (NYSE:PNC), one of the largest diversified financial services organizations in the United States, and is majority-owned by PNC and by BlackRock employees.


Forward Looking Statements--The 2001 Outlook section of this press release is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements with respect to the Company's future financial or business performance or conditions or strategies and other financial and business matters may also be included in other portions of this press release and in other statements the Company makes. Forward-looking statements are typically identified by words or phrases such as "likely," "believe," "expect" "anticipate," "intend," "assume," "target," "estimate," "continue," "position," "prospects," "strategy," "outlook," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. BlackRock cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; economic conditions; changes in interest rates and financial and capital markets; the investment performance of BlackRock's advised or sponsored investment products and separately managed accounts; competitive conditions; capital improvement projects; future acquisitions; and the impact, extent and timing of technological changes and legislative and regulatory actions and reforms.

Reference is made to BlackRock's Annual Report on Form 10-K for the year ended December 31, 1999 and subsequent reports filed with the Securities and Exchange Commission which identify additional factors that can affect forward-looking statements.

                                                                         TABLE 1

                                BlackRock, Inc.
                             Financial Highlights
                      ($ in thousands, except share data)
                                  (unaudited)


                                                    Three months ended                         Variance vs.
                                         ----------------------------------------  --------------------------------------
                                                December 31,        September 30,  December 31, 1999 September 30, 2000
                                         -------------------------- -------------  --------------------------------------
                                             2000          1999          2000       Amount      %      Amount       %
                                         -------------------------- -------------  --------------------------------------
Total revenue                            $   128,540   $   100,782   $   127,701    $ 27,758   28%    $    839     1%
Total expense                            $    88,868   $    71,123   $    90,775    $ 17,745   25%     ($1,907)   -2%
Operating income                         $    39,672   $    29,659   $    36,926    $ 10,013   34%    $  2,746     7%
Net income                               $    24,546   $    17,209   $    22,761    $  7,337   43%    $  1,785     8%
Diluted earnings per share               $      0.38   $      0.27   $      0.35       $0.11   41%    $   0.03     9%
Diluted cash earnings per share (b)      $      0.42   $      0.31   $      0.39       $0.11   35%    $   0.03     8%
Average diluted shares outstanding        64,727,763    64,185,316    64,651,300     542,447    1%      76,463     0%
EBITDA (c)                               $    47,745   $    35,299   $    44,580    $ 12,446   35%    $  3,165     7%
Operating margin (d)                            35.9%         36.1%         34.1%


Assets under management ($ in millions)  $   203,769   $   164,517   $   190,808    $ 39,252   24%    $ 12,961     7%

                                                  Year ended
                                                  December 31,                      Variance
                                            --------------------------     ---------------------------
                                                2000          1999             Amount            %
                                            -------------------------      -------------   -----------
Total revenue                               $   476,872   $   380,981      $    95,891             25%
Total expense                               $   333,834   $   270,038      $    63,796             24%
Operating income                            $   143,038   $   110,943      $    32,095             29%
Net income                                  $    87,361   $    59,417      $    27,944             47%
Diluted earnings per share                  $      1.35   $      1.04      $      0.31             30%
Pro-forma diluted earnings per share (a)    $      1.35   $      0.99      $      0.36             36%
Diluted cash earnings per share (b)         $      1.51   $      1.21      $      0.30             25%
Pro-forma diluted cash earnings per share   $      1.51   $      1.14      $      0.37             32%
 (a) (b)
Average diluted shares outstanding           64,590,707    57,268,912        7,321,795             13%
EBITDA (c)                                  $   170,767   $   132,541      $    38,226             29%
Operating margin (d)                               35.7%         36.7%


Assets under management ($ in millions)     $   203,769   $   164,517      $    39,252             24%



(a) Based on adjusting 1999 net income to reflect the after-tax interest expense benefit of retiring $115 million of debt (net offering proceeds) on October 1, 1999 and adjusting weighted-average diluted shares outstanding to reflect the offering of 9 million shares on October 1, 1999.
(b) Net income plus amortization expense for the period divided by average diluted shares outstanding.
(c) Earnings before interest, taxes, depreciation and amortization.
(d) Operating income divided by total revenue less fund administration and servicing costs - affiliates.

                                                                         TABLE 2

                                BlackRock, Inc.
                  Condensed Consolidated Statements of Income
               (Dollar amounts in thousands, except share data)
                                  (unaudited)

                                                           Three months ended                        Year ended
                                                           ------------------                       -------------
                                                              December 31,                          December 31,
                                                           ------------------                       -------------
                                                           2000          1999         % Change     2000          1999       % Change
                                                           ----          ----         --------     ----          ----       --------
Revenue
Investment advisory and administration fees:
   Mutual funds                                            $    56,186   $    53,427      5.2%  $   229,259   $   214,728       6.8%
   Separate accounts                                            66,008        43,569     51.5       223,521       154,046      45.1
   BAI                                                               -             -       NM             -        (7,072)       NM
                                                           -------------------------  -------   -------------------------   -------
Total investment advisory and administration fees              122,194        96,996     26.0       452,780       361,702      25.2
Other income                                                     6,346         3,786     67.6        24,092        19,279      25.0
                                                           -------------------------  -------   -------------------------   -------
Total revenue                                                  128,540       100,782     27.5       476,872       380,981      25.2
                                                           -------------------------  -------   -------------------------   -------

Expense
   Employee compensation and benefits                           53,062        36,890     43.8       189,684       138,025      37.4
   BAI incentive compensation                                        -             -       NM             -        (5,387)       NM
   Fund administration and servicing costs - affiliates         18,164        18,608     (2.4)       75,686        78,666      (3.8)
   General and administration                                   15,029        13,212     13.8        58,311        49,081      18.8
   Amortization of intangible assets                             2,613         2,413      8.3        10,153         9,653       5.2
                                                           -------------------------  -------   -------------------------   -------
Total expense                                                   88,868        71,123     24.9       333,834       270,038      23.6
                                                           -------------------------  -------   -------------------------   -------

Operating income                                                39,672        29,659     33.8       143,038       110,943      28.9

Non-operating income (expense)
   Interest income                                               3,070         1,233    149.0         7,734         3,445     124.5
   Interest expense - affiliates                                  (201)         (700)   (71.3)         (855)      (10,938)    (92.2)
                                                           -------------------------  -------   -------------------------   -------
                                                                 2,869           533    438.3         6,879        (7,493)    191.8

Income before income taxes                                 $    42,541   $    30,192     40.9   $   149,917   $   103,450      44.9
   Income taxes                                                 17,995        12,983     38.6        62,556        44,033      42.1
                                                           -------------------------  -------   -------------------------   -------
Net income                                                 $    24,546   $    17,209     42.6   $    87,361   $    59,417      47.0
                                                           =========================  =======   =========================   =======

Weighted-average shares outstanding
   Basic                                                    63,930,387    63,864,382      0.1%   63,886,353    57,057,014      12.0%
   Diluted                                                  64,727,763    64,185,316      0.8%   64,590,707    57,268,912      12.8%
Earnings per share
   Basic                                                         $0.38         $0.27     40.7%        $1.37         $1.04      31.7%
   Diluted                                                       $0.38         $0.27     40.7%        $1.35         $1.04      29.8%


NM - Not meaningful

                                                                         TABLE 3
                                BlackRock, Inc.
           Condensed Consolidated Statements of  Financial Condition
                         (Dollar amounts in thousands)
                                  (unaudited)

                                               December 31,         December 31,
                                                  2000                  1999
                                                  ----                  ----

Assets
Cash and cash equivalents                        $192,590             $157,129
Accounts receivable                                83,284               65,837
Investments                                        13,316                2,255
Property and equipment, net                        45,598               22,677
Intangible assets, net                            192,142              194,257
Other assets                                       10,073                5,427
                                                 --------             --------
Total assets                                     $537,003             $447,582
                                                 ========             ========

Liabilities and stockholders' equity
Note and loan payable to affiliates              $      -             $ 28,200
Accrued compensation                              130,101               90,350
Accounts payable and accrued liabilities           27,014               44,655
Acquired management contract obligation             8,040                    -
Other liabilities                                   3,607                3,851
                                                 --------             --------
Total liabilities                                 168,762              167,056

Stockholders' equity                              368,241              280,526
                                                 --------             --------
Total liabilities and stockholders' equity       $537,003             $447,582
                                                 ========             ========

                                                                         TABLE 4
                                BlackRock, Inc.
                Condensed Consolidated Statements of Cash Flows

                         (Dollar amounts in thousands)
                                  (unaudited)

                                                                                       Year ended December 31,
                                                                                       -----------------------
                                                                                      2000        1999       1998
                                                                                      ----        ----       ----
Cash flows from operating activities
Net income                                                                          $ 87,361   $  59,417   $ 35,615
Adjustments to reconcile net income to net cash provided by
   operating activities:
     Depreciation and amortization                                                    19,995      18,153     12,852
     Stock-based compensation                                                            868         100      1,737
     Tax benefit from stock options exercised                                            610           -          -
     Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable                                   (18,074)     42,484    (70,364)
        Decrease (increase) in receivable from affiliate                                 627      (1,665)     1,422
        (Increase) decrease in other assets                                           (4,646)     (3,426)       192
        Increase (decrease) in accrued compensation                                   39,751     (19,979)    61,597
        (Decrease) increase in accounts payable and accrued liabilities              (16,936)     19,845     11,126
        Decrease in accrued interest payable to affiliates                              (705)       (470)      (483)
        (Decrease) increase in other liabilities                                        (244)      1,867         41
                                                                                    -------------------------------
Cash provided by operating activities                                                108,607     116,326     53,735

Cash flows from investing activities
Purchase of property and equipment                                                   (32,761)    (18,925)    (8,414)
(Purchase)/sale of investments                                                       (12,898)         29      3,400
                                                                                    -------------------------------
Cash used in investing activities                                                    (45,659)    (18,896)    (5,014)

Cash flows from financing activities
Repayment of note and loan payable to affiliates                                     (28,200)   (168,800)   (28,232)
Issuance of class A common stock                                                         222     117,495          -
Issuance of class B common stock                                                         264           -     34,214
Expenses related to issuance of class A common stock                                     (91)     (2,646)         -
Capital contribution from PNC                                                              -           -      2,063
Purchase of treasury stock                                                               (16)       (550)      (200)
Reissuance of treasury stock                                                               -         750          -
Stock options exercised                                                                  742           -          -
Forgiveness of intercompany allocations                                                    -           -         99
Dividends to PNC                                                                           -           -    (12,300)
                                                                                    -------------------------------
Cash used in financing activities                                                    (27,079)    (53,751)    (4,356)

Effect of exchange rate changes on cash and cash equivalents                            (408)          -          -

Net increase in cash and cash equivalents                                             35,461      43,679     44,365
Cash and cash equivalents, beginning of period                                       157,129     113,450     69,085
                                                                                    -------------------------------
Cash and cash equivalents, end of period                                            $192,590   $ 157,129   $113,450
                                                                                    ===============================

                                                                         TABLE 5

                                BlackRock, Inc.
                            Assets Under Management
                         (Dollar amounts in millions)
                                  (unaudited)

                                                                       Year ended
                                                                      December 31,
                                                       2000               1999                 1998
                                                  -------------      --------------         -----------
Separate Accounts
  Fixed income*                                       $107,022            $ 75,206            $ 52,869
  Liquidity                                             17,996              20,934              13,826
  Equity*                                                8,725               3,080               2,417
                                                  -------------      --------------         -----------
  Subtotal                                             133,743              99,220              69,112
                                                  -------------      --------------         -----------
Mutual Funds
  Fixed income                                          13,317              13,318              13,888
  Liquidity                                             43,190              36,587              35,555
  Equity                                                13,519              15,392              12,087
                                                  -------------      --------------         -----------
  Subtotal                                              70,026              65,297              61,530
                                                  -------------      --------------         -----------
Total                                                 $203,769            $164,517            $130,642
                                                  =============      ==============         ===========

* includes alternative investment products.

                 Component Changes in Assets Under Management

                                                                       Year ended
                                                                      December 31,
                                                       2000               1999                 1998
                                                  -------------      --------------         -----------
Separate Accounts *
  Beginning assets under management                   $ 99,220            $ 69,112            $ 51,043
  Net subscriptions                                     25,890              30,183              15,166
  Market appreciation (depreciation)                     8,633                 (75)              2,903
                                                  -------------      --------------         -----------
  Ending assets under management                       133,743              99,220              69,112
Mutual Funds
  Beginning assets under management                     65,297              61,530              54,370
  Net subscriptions                                      7,132               2,524               5,674
  Market appreciation (depreciation)                    (2,403)              1,243               1,486
                                                  -------------      --------------         -----------
  Ending assets under management                        70,026              65,297              61,530
                                                  -------------      --------------         -----------

Total                                                 $203,769            $164,517            $130,642
                                                  =============      ==============         ===========
 Net subscriptions                                    $ 33,022            $ 32,707            $ 20,840
 % of Change in AUM from net subscriptions               84.1%               96.6%               82.6%


* includes alternative investment products.

                                BlackRock, Inc.
                            Assets Under Management
                                Quarterly Trend

                         (Dollar amounts in millions)
                                  (unaudited)

                                                                    Quarter Ended
                                         ---------------------------------------------------------------------
                                             1999                               2000                                 Year ended
                                             ----        -----------------------------------------------------
                                          December 31     March 31       June 30    September 30  December 31     December 31, 2000
                                         ---------------------------------------------------------------------   -------------------
Separate Accounts
Fixed Income*
Beginning assets under management           $69,266      $ 75,206      $ 79,825      $ 86,344      $ 99,600              $ 75,206
Net subscriptions                             6,106         2,541         5,851        10,933         3,360                22,685
Market appreciation (depreciation)             (166)        2,078           668         2,323         4,062                 9,131
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management               75,206        79,825        86,344        99,600       107,022               107,022
                                         ---------------------------------------------------------------------   -------------------
Liquidity
Beginning assets under management            17,310        20,934        19,110        17,707        15,990                20,934
Net subscriptions (redemptions)               3,602        (1,847)       (1,423)       (1,737)        1,979                (3,028)
Market appreciation                              22            23            20            20            27                    90
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management               20,934        19,110        17,707        15,990        17,996                17,996
                                         ---------------------------------------------------------------------   -------------------
Equity*
Beginning assets under management             2,454         3,080         6,414         7,621         7,509                 3,080
Net subscriptions                                35         3,113         1,387           451         1,282                 6,233
Market appreciation (depreciation)              591           221          (180)         (563)          (66)                 (588)
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management                3,080         6,414         7,621         7,509         8,725                 8,725
                                         ---------------------------------------------------------------------   -------------------
Total Separate Accounts
Beginning assets under management            89,030        99,220       105,349       111,672       123,099                99,220
Net subscriptions                             9,743         3,807         5,815         9,647         6,621                25,890
Market appreciation                             447         2,322           508         1,780         4,023                 8,633
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management              $99,220      $105,349      $111,672      $123,099      $133,743              $133,743
                                         =====================================================================   ===================

Mutual Funds
BlackRock Funds
Beginning assets under management           $24,453      $ 27,339      $ 29,280      $ 28,262      $ 27,819              $ 27,339
Net subscriptions (redemptions)               1,577           994          (168)         (455)        1,463                 1,834
Market appreciation (depreciation)            1,309           947          (850)           12        (2,923)               (2,814)
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management               27,339        29,280        28,262        27,819        26,359                26,359
                                         ---------------------------------------------------------------------   -------------------
BlackRock Global Series
Beginning assets under management                 -             -             -             -            54                     -
Net subscriptions                                 -             -             -            54            18                    72
Market appreciation                               -             -             -             -             3                     3
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management                    -             -             -            54            75                    75
                                         ---------------------------------------------------------------------   -------------------
PIF
Beginning assets under management            22,387        25,554        25,755        25,615        27,580                25,554
Net subscriptions (redemptions)               3,167           201          (140)        1,965         8,758                10,784
Market appreciation                               -             -             -             -             -                     -
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management               25,554        25,755        25,615        27,580        36,338                36,338
                                         ---------------------------------------------------------------------   -------------------
Closed End
Beginning assets under management             7,579         7,340         7,560         7,583         7,634                 7,340
Net redemptions                                (130)            -           (30)            -          (954)                 (984)
Market appreciation (depreciation)             (109)          220            53            51            84                   408
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management                7,340         7,560         7,583         7,634         6,764                 6,764
                                         ---------------------------------------------------------------------   -------------------
Short Term Investment Funds (STIF)
Beginning assets under management             4,653         5,064         4,629         4,205         4,622                 5,064
Net subscriptions (redemptions)                 411          (435)         (424)          417        (4,132)               (4,574)
Market appreciation                               -             -             -             -             -                     -
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management                5,064         4,629         4,205         4,622           490                   490
                                         ---------------------------------------------------------------------   -------------------
Total Mutual Funds
Beginning assets under management            59,072        65,297        67,224        65,665        67,709                65,297
Net subscriptions (redemptions)               5,025           760          (762)        1,981         5,153                 7,132
Market appreciation (depreciation)            1,200         1,167          (797)           63        (2,836)               (2,403)
                                         ---------------------------------------------------------------------   -------------------
Ending assets under management              $65,297      $ 67,224      $ 65,665      $ 67,709      $ 70,026              $ 70,026
                                         =====================================================================   ===================

* includes alternative investment products.